UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2004

Answerthink, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

As previously announced, on February 13, 2004, the Board of Directors of Answerthink, Inc. (the “Company”) adopted a Shareholder Rights Plan. In connection with the Shareholder Rights Plan, a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company was distributed for each outstanding share of the Company’s common stock held of record on February 26, 2004 (the “Record Date”). On or about March 9, 2004, the Company mailed to shareholders of record on the Record Date a Summary of Shareholder Rights Plan (the “Summary”).

The Company’s cover letter and the Summary are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. A copy of the Shareholder Rights Plan was previously filed as an exhibit to the Company’s Form 8-K Current Report dated February 17, 2004.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

99.1	Cover letter to Shareholders dated February 26, 2004.

99.2	Summary of Shareholder Rights Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERTHINK, INC.

Date: March 10, 2004	By:	/s/ John F. Brennan

John F. Brennan Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Cover letter to Shareholders dated February 26, 2004.

99.2	Summary of Shareholder Rights Plan.